EXHIBIT 99.1

UNITED ONLINE REPORTS FIRST-QUARTER 2004 RESULTS

Record Revenues of $108 Million

Record Operating Income of $20 Million

Record Adjusted OIBDA of $26 Million

WESTLAKE VILLAGE, Calif., May 3, 2004 – United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer Internet subscription services, today reported results for its first quarter ended March 31, 2004.

Summary of March 2004 Quarter Results:

•                  Total revenues for the quarter were a record $107.7 million, up 46% versus $73.8 million for the year-ago quarter.

•                  Operating income for the quarter was a record $19.9 million, or 18.5% of revenues, up 201% versus operating income of $6.6 million, or 9.0% of revenues, in the year-ago quarter.

•                  Adjusted operating income before depreciation and amortization (or “OIBDA”)(1) for the quarter was a record $26.0 million, or 24.1% of revenues, an increase of 90% versus adjusted OIBDA(1) of $13.7 million, or 18.5% of revenues, in the year-ago quarter.

•                  Pay subscribers(2) grew 203,000 during the quarter to 3.1 million; Revenue generating units(3) (RGUs) grew 472,000 to 4.0 million; Active users(2) totaled 5.4 million at March 31, 2004.

•                  Net income for the quarter was $12.4 million, or $0.18 per share, versus $7.0 million, or $0.10 per share, for the year-ago quarter.  Net income for the March 2004 quarter reflects an effective tax rate of 41.5% versus 10% in the year-ago quarter.(4)

•                  Adjusted net income(5) for the quarter was a record $15.2 million, or $0.23 per share, an increase of 37% versus adjusted net income of $11.1 million, or $0.16 per share, for the year-ago quarter.  The comparability of adjusted net income for these quarters is also impacted by a difference in effective tax rates.(4)  Adjusted net income is calculated in a manner consistent with the analyst consensus estimate as reported by First Call.

•                  Cash flows from operations were a record $34.8 million for the quarter, up 117% from $16.0 million for the year-ago quarter.

•                  Free cash flow(6) for the quarter was a record $33.8 million, more than double the $15.9 million for the year-ago quarter.

“United Online’s results were very strong across the entire business as we delivered another outstanding quarter of growth and profitability,” said Mark R. Goldston, chairman, CEO and president of United Online.  “Just a year ago we introduced our NetZero HiSpeed and Juno SpeedBand accelerator services, the first leg of our strategy to expand beyond our growing access business with new sources of subscription revenues.  Since then, we have added premium email services and, most recently, acquired a personal Web-site services business that further extends our cross-marketing opportunities and subscription reach.  Diligent execution of this strategy, combined with an improving online advertising market, helped drive our exceptional growth this quarter while we continued to invest in new long-term opportunities.”

“With 46% revenue growth and $34 million of free cash flow in the first quarter, 2004 is off to a solid beginning,” said Charles S. Hilliard, executive vice president and CFO of United Online.  “The company’s decision to authorize an additional $100 million share repurchase program reflects our confidence in the continued strength of our free cash flow, which totaled $95 million over the last twelve months.  Given United Online’s impressive first-quarter performance, we are revising upward our 2004 financial outlook, which at its midpoint anticipates 48% growth in adjusted OIBDA.”

Additional Highlights of the March 2004 Quarter:

•                  Billable services revenues were a record $97.7 million in the March 2004 quarter, or 91% of total revenues, an increase of 48% versus $66.0 million, or 89% of total revenues, for the March 2003 quarter.

•                  Billable services margin(7) was a record 73.8% for the March 2004 quarter, up from 64.3% for the year-ago quarter.

•                  Annualized revenue per average employee(8) was a record $859,000 for the March 2004 quarter, up 30% versus $663,000 for the March 2003 quarter.

•                  Cash balances at March 31, 2004 were $189.4 million, including cash, cash equivalents and short-term investments.

•                  The company repurchased 2.9 million shares of its common stock at an aggregate cost of $48.7 million during the March 2004 quarter, reaching the $100 million aggregate amount previously authorized by its Board of Directors.  Since the inception of its common stock repurchase program in March 2001, the company has repurchased 7.0 million shares of its common stock at an aggregate cost of $100 million.  The company’s Board recently authorized additional stock repurchases of up to $100 million through May 31, 2005.

Last month, the company acquired the consumer Web-hosting business of About, Inc., a wholly owned subsidiary of PRIMEDIA Inc. (NYSE: PRM), for approximately $12 million in cash.  The business maintains more than 3 million free, ad-supported Web sites and had approximately 53,000 pay subscribers at the date of the acquisition.  It offers consumers a variety of affordable personal Web-site services, including hosting, domain and email services.

Business Outlook:

The forward-looking information in this release includes certain projections made by management based on the company’s operations as of the date of this release.  United Online does not intend to revise or update this information and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected.  Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.”  These and

other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Following is the company’s current guidance for the June 2004 quarter and the year ending December 31, 2004:

(in millions)	June’04 Q Est.	CY’04 Est.	Prior CY’04 Est.
Operating income	$16.0– $17.0	$73.8 – 78.8	$69.3 – $77.3
Depreciation & amortization	6.1	24.4	22.9
Facility exit costs	3.7	5.2	5.2
Stock-based compensation	0.7	2.6	2.6
Adjusted operating income before depreciation and amortization(1)	$26.5 - $27.5	$106.0 - $111.0	$100.0 –$108.0

Weighted average diluted shares	67.5 – 68.5	68.0 – 69.0	71.0 – 72.0

•                  Total revenues for the June 2004 quarter are estimated to be between $110 million and $112 million.

•                  The company estimates that total pay subscribers(2) will increase to between 3.35 million and 3.55 million by December 31, 2004.

•                  As noted above, the company anticipates incurring facility exit costs associated with the relocation of its Westlake Village headquarters, which will remain in Southern California.

(1) Adjusted operating income before depreciation and amortization is defined as operating income before depreciation, amortization and, in certain periods as reflected in the accompanying tables, stock-based compensation, restructuring and merger-related charges, and facility exit costs.  Management believes that because operating income before depreciation and amortization and adjusted operating income before depreciation and amortization exclude certain items that either do not impact the company’s cash flows or which management believes are not reflective of the company’s core operating results over time, these measures provide investors with additional useful information to measure the company’s performance, particularly with respect to changes in performance from period to period, and to assess the company’s ability to make capital expenditures, fund working capital requirements, incur and repay indebtedness, and fund strategic initiatives.  Management also uses operating income before depreciation and amortization and adjusted operating income before depreciation and amortization for these purposes, as well as to allocate resources in managing the company’s business.  Operating income before depreciation and amortization and adjusted operating income before depreciation and amortization are not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.   Reconciliations to the most directly comparable GAAP financial measure are provided in the accompanying tables.

(2) Total pay subscribers includes Internet access and non-access premium email subscribers.  The company’s business outlook also includes Web-hosting pay subscribers.  Active users are defined as all free users that logged on to our services at least once during the preceding 31 days, together with all subscribers to a pay service.  A detailed subscriber analysis is provided in the accompanying table entitled “Analysis of Revenue Generating Units.”

(3) A revenue generating unit (RGU) represents a unique subscription to any individual pay service offered by the company.  Internet access, accelerated dial-up and premium email subscriptions represent separate RGUs.  For example, a subscriber to the company’s accelerated dial-up access service who also subscribes to a premium email service is counted as three subscriptions (one for Internet access, one for accelerated dial-up and one for premium email).  The company currently offers its accelerated dial-up service bundled with standard Internet access only.  A detailed calculation of RGUs is provided in the accompanying table entitled “Analysis of Revenue Generating Units.”

(4) The company increased its effective tax rate as a result of the recognition of a portion of its net deferred tax assets in the June 2003 and December 2003 quarters.  This has affected the comparability of net income and adjusted net income to the prior period in which the effective rate was significantly lower.  The increase in the effective tax rate does not impact the amount of cash paid for income taxes.

(5) Adjusted net income is defined as net income before the after-tax effect of amortization of intangible assets, stock-based compensation, and restructuring and merger-related charges.  Management believes that adjusted net income provides investors with additional useful information to measure the company’s financial performance, particularly from period to period, exclusive of certain non-cash expenses and other items which management believes are not reflective of the company’s core operating results over time.  Management also uses adjusted net income for these purposes.  Adjusted net income is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Reconciliations to the most directly comparable GAAP financial measure are provided in the accompanying tables.

(6) Free cash flow is defined as net cash provided by operating activities before cash paid for restructuring and merger-related charges, less capital expenditures.  Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets, and excludes the cash impact of items which management believes are not reflective of the company’s core operating results over time.  This measure is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, effecting potential acquisitions, strengthening the balance sheet, and effecting share repurchases.  Free cash flow is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.   Reconciliations to the most directly comparable GAAP financial measure are provided in the accompanying tables.

(7) Billable services margin represents billable services revenues less cost of billable services divided by billable services revenues.

(8) Annualized revenue per average employee represents annualized total revenues for the period divided by the average number of employees during that period.

About United Online

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer Internet subscription services through a number of brands, including NetZero and Juno.  The company’s pay services include Internet access, accelerated dial-up services, premium email, and personal Web-hosting and domain services.  It also offers consumers free Internet access, email and Web hosting.  The company’s access services are available in more than 6,500 cities across the United States and in Canada.  United Online is headquartered in Westlake Village, CA, with offices in New York City, San Francisco, CA, Orem, UT, and Hyderabad, India.  At March 31, 2004, the company had 504 employees worldwide.  For more information about United Online and its Internet subscription services, please visit www.untd.com.

United Online will be hosting a conference call today at 8:00AM PDT (11:00AM EDT) to discuss its quarterly results.  A live Web cast of the call can be accessed on the Investors section of the company’s Web site at www.untd.com.  A recording of the call will be available on the site for seven days.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Statements containing words such as “guidance,” “may,” “believe,” “will,” “expect,” “project,” “projections,” “business outlook” and “estimate” or similar expressions constitute forward-looking statements.  These statements include, without limitation, guidance for future financial performance; growth in pay subscribers; weighted average diluted shares; depreciation and amortization; facility exit costs; stock-based compensation; and future tax rates and benefits.  Actual results may differ materially from those predicted and reported results should not be considered an indication of future performance.  Potential risks and uncertainties include, among others: the effect of competition, including adoption of broadband services and changes in the company’s pricing or competitors’ pricing; the company’s inability to retain its existing subscribers and the rate at which new subscribers sign up for the company’s services; changes in the mix of subscribers, particularly subscribers to accelerated dial-up services; changes in the projected number of weighted average diluted shares due to the issuance of stock and stock options, stock repurchases, fluctuations in the company’s stock price or other factors; changes in the projected amortization and depreciation figures due to capital spending or other factors; unanticipated usage by subscribers, additional telecommunications costs or other factors negatively impacting the company’s billable services margin; changes in the free user base; the company’s inability to realize the benefits of its deferred tax assets; the company’s inability to maintain its agreements with telecommunications providers on attractive terms; problems associated with the company’s billing systems; the company’s inability to retain key customers and key personnel; unanticipated technological problems or developments; risks associated with litigation; and unanticipated governmental regulation. From time to time, the company considers acquisitions that, if consummated, could be material.  Forward-looking statements are based upon the assumption that no such acquisition is consummated during the relevant periods.  If such an acquisition were consummated, actual results could differ materially from any forward-looking statements. More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including without limitation information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

- TABLES TO FOLLOW -

Investor Contact:

Brent Zimmerman

United Online, Inc.

805-418-2350

investor@untd.com

Press Contacts:

Liz Gengl

United Online, Inc.

805-418-2076

pr@untd.com

Peter Delgrosso

United Online, Inc.

805-418-2388

pr@untd.com

UNITED ONLINE, INC.

Condensed Consolidated Balance Sheets

	March 31, 2004	December 31, 2003
	(unaudited)
ASSETS
Cash, cash equivalents and short-term investments	$189,448	$203,723
Accounts receivable, net	11,546	14,065
Deferred tax assets, net	20,614	26,373
Property and equipment, net	12,835	13,428
Goodwill and intangible assets, net	36,315	40,268
Other assets	8,105	10,022
Total assets	$278,863	$307,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$30,141	$31,388
Accrued liabilities	17,276	14,028
Deferred revenue	27,296	24,639
Total liabilities	74,713	70,055

Stockholders’ equity	204,150	237,824

Total liabilities and stockholders’ equity	$278,863	$307,879

UNITED ONLINE, INC.

Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2004	2003
Revenues:
Billable services	$97,682	$66,035
Advertising and commerce	9,993	7,784
Total revenues	107,675	73,819

Operating expenses:
Cost of billable services	25,580	23,589
Cost of free services	1,725	3,134
Sales and marketing	43,035	23,618
Product development	6,101	5,963
General and administrative	6,863	7,107
Stock-based compensation (1)	477	28
Amortization of intangible assets	3,964	3,964
Restructuring charges	—	(215)
Total operating expenses	87,745	67,188

Operating income	19,930	6,631

Interest and other income, net	1,206	1,105

Income before income taxes	21,136	7,736

Provision for income taxes	8,775	774
Net income	$12,361	$6,962

Basic net income per share	$0.20	$0.11
Diluted net income per share	$0.18	$0.10

Shares used to calculate basic income per share	62,470	62,202
Shares used to calculate diluted income per share	67,352	67,638
Shares outstanding at end of period	61,850	62,556

(1) Stock-based compensation is allocated as follows:

Cost of billable services	$—	$3
Sales and marketing	83	5
Product development	—	1
General and administrative	394	19
Total stock - based compensation	$477	$28

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Statement of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income:	$12,361	$6,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	6,039	6,801
Deferred taxes, tax benefits and other	7,291	586
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	2,519	(618)
Other assets	1,917	(1,231)
Accounts payable and accrued liabilities	2,001	(240)
Deferred revenue	2,657	3,745
Net cash provided by operating activities	34,785	16,005

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(38,405)	(13,626)
Proceeds from maturities and sales of short-term investments	43,104	255
Purchases of rights, patents and trademarks	(11)	—
Purchases of property and equipment	(1,005)	(2,024)
Net cash provided by (used for) investing activities	3,683	(15,395)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital leases	—	(598)
Repayments of notes receivable from stockholders	—	10
Repurchases of common stock	(48,706)	(1,815)
Proceeds from exercises of stock options	914	255
Net cash used for financing activities	(47,792)	(2,148)

Change in cash and cash equivalents	(9,324)	(1,538)
Cash and cash equivalents, beginning of period	71,234	63,301
Cash and cash equivalents, end of period	$61,910	$61,763

UNITED ONLINE, INC.

Reconciliation of Net Income to Adjusted Net Income (5)

(in thousands, except per-share data)

	Three Months Ended March 31, 2004				Three Months Ended March 31, 2003
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Revenues:
Billable services	$97,682	$—		$97,682	$66,035	$—		$66,035
Advertising and commerce	9,993	—		9,993	7,784	—		7,784
Total revenues	107,675	—		107,675	73,819	—		73,819
Operating expenses:
Cost of billable services	25,580	—		25,580	23,589	(37	)(a)	23,552
Cost of free services	1,725	—		1,725	3,134	—		3,134
Sales and marketing	43,035	—		43,035	23,618	(26	)(a)	23,592
Product development	6,101	—		6,101	5,963	(265	)(a)	5,698
General and administrative	6,863	—		6,863	7,107	(106	)(a)	7,001
Stock-based compensation	477	(477	)(b)	—	28	(28	)(b)	—
Amortization of intangible assets	3,964	(3,964	)(c)	—	3,964	(3,964	)(c)	—
Restructuring charges	—	—		—	(215)	215	(d)	—
Total operating expenses	87,745	(4,441)		83,304	67,188	(4,211)		62,977

Operating income	19,930	4,441		24,371	6,631	4,211		10,842

Interest and other income, net	1,206	—		1,206	1,105	—		1,105

Income before income taxes	21,136	4,441		25,577	7,736	4,211		11,947

Provision for income taxes	8,775	1,609	(e)	10,384	774	72	(e)	846

Net income	$12,361	$2,832		$15,193	$6,962	$4,139		$11,101

Basic net income per share	$0.20			$0.24	$0.11			$0.18
Diluted net income per share	$0.18			$0.23	$0.10			$0.16

Shares used to calculate basic income per share	62,470			62,470	62,202			62,202
Shares used to calculate diluted income per share	67,352			67,352	67,638			67,638
Shares outstanding at end of period	61,850			61,850	62,556			62,556

(a)  Elimination of merger-related charges of $434.

(b)  Elimination of stock-based compensation.

(c)  Elimination of amortization of intangible assets.

(d)  Elimination of restructuring charges.

(e)  Income tax effect of adjusting entries.

UNITED ONLINE, INC.

Reconciliation of Non-GAAP Financial Data

(in thousands)

	Three Months Ended March 31,
	2004	2003
Adjusted Operating Income Before Depreciation and Amortization (1)
Operating income	$19,930	$6,631
Depreciation	1,598	2,809
Amortization	3,964	3,964
Operating income before depreciation and amortization	25,492	13,404
Stock-based compensation	477	28
Restructuring and merger-related charges (a)	—	219
Adjusted operating income before depreciation and amortization	$25,969	$13,651

	Three Months Ended March 31,		Twelve Months Ended Mar, 31
	2004	2003	2004
Free Cash Flow (6)
Net cash provided by operating activities	$34,785	$16,005	$102,244
Add (deduct):
Cash paid for restructuring and merger-related charges (a)	—	1,915	—
Capital expenditures	(1,005)	(2,024)	(7,406)
Free cash flow	$33,780	$15,896	$94,838

(a) Represents restructuring and merger-related charges incurred in connection with the merger of Juno and NetZero and the acquisition of certain assets of BlueLight.  These costs are primarily attributable to stay bonuses, contract termination fees, write-offs of leasehold improvements and employee severance payments.

UNITED ONLINE, INC.

Selected Historical Financial Data and Key Metrics (a)

(in thousands, except per share amounts, number of employees and where noted)

	Mar. 31, 2004	Dec. 31, 2003	Sep. 30, 2003	Jun. 30, 2003	Mar. 31, 2003
Total revenues	$107,675	$96,948	$88,790	$79,608	$73,819
Net income	$12,361	$24,425	$8,902	$14,594	$6,962
Net income per diluted share	$0.18	$0.35	$0.13	$0.21	$0.10
Pay subscribers	3,095	2,892	2,720	2,547	2,405
Active users(2) (in millions)	5.4	5.3	5.2	5.2	5.2
Number of employees at end of period	504	499	487	461	447
Annualized revenue per average employee (8)	$859	$787	$749	$701	$663

(a)  More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.

UNITED ONLINE, INC.

Analysis of Revenue Generating Units (a)

(in thousands)

	Mar. 31, 2004	Dec. 31, 2003	Sep. 30, 2003	Jun. 30, 2003	Mar. 31, 2003
Internet access	3,083	2,890	2,720	2,547	2,405
Accelerated dial-up	896	638	412	210	22
Other	28	7	—	—	—
Total revenue generating units	4,007	3,535	3,132	2,757	2,427

Total pay subscribers (b)	3,095	2,892	2,720	2,547	2,405
Add-on subscription penetration (c)	29%	22%	15%	8%	1%

(a) A revenue generating unit (RGU) represents a unique subscription to any individual pay service offered by the company.  Internet access, accelerated dial-up and premium email subscriptions represent separate RGUs.  For example, a subscriber to the company’s accelerated dial-up access service who also subscribes to a premium email service is counted as three subscriptions (one for Internet access, one for accelerated dial-up and one for premium email).  The company currently offers its accelerated dial-up service bundled with standard Internet access only.

(b) Includes Internet access subscribers and other non-access pay subscribers.

(c) Percentage of multiple pay relationships to total pay subscribers.